Exhibit 5.1

September [22], 2021

Northern Genesis Acquisition Corp. II

4801 Main Street, Suite 1000

Kansas City, MO 64106

Re: Registration Statement on Form S-4 (Registration Statement No. 333-257647)

Ladies and Gentlemen:

We have acted as counsel to Northern Genesis Acquisition Corp. II, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4, Registration No. 333-257647 (as amended, the “Registration Statement”), and the related proxy statement/prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), to be issued by the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of June 23, 2021, by and among the Company, NGAB Merger Sub Inc. and Embark Trucks Inc., a Delaware Corporation (the “Merger Agreement”).  Capitalized terms not defined herein shall have the meaning given them in the Registration Statement.

In our capacity as counsel to the Company, and for purposes of rendering this opinion, we have examined and relied upon the following (the “Reviewed Documents”), with your consent:

(i)	the Company’s Amended and Restated Articles of Incorporation, and a copy of the Bylaws of the Company, as amended (collectively, the “Organizational Documents”);
(ii)	certain resolutions of the Board of Directors of the Company, as certified by the Secretary of the Company as of a recent date (the “Resolution”);
(iv)	the Merger Agreement;
(v)	the Registration Statement;
(viii)	such other documents provided by the Company as we have considered relevant to our analysis.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such latter documents, that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, and the enforceability of all documents submitted to us against parties other than the Company. We have assumed that there has been no oral or written modification of or amendment to any of the documents we have reviewed, and there has been no waiver of any provision of any of such documents, by action or omission of the parties or otherwise. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon

September 22, 2021

oral or written statements and representations of officers and other representatives of the Company and certificates of public officials, without independent verification of their accuracy.

Further, our opinion is based on the assumptions that:

(i)	all information contained in all documents reviewed by us is true and correct;
(ii)	all statements of fact contained in the Reviewed Documents are true and complete in all material respects;
(iii)	the Registration Statement, and any amendments thereto (including any post-effective amendments), will be effective and comply with all applicable laws; and
(iv)	all shares of Common Stock will be issued and delivered in accordance with the terms of the Merger Agreement and in the manner specified in the Registration Statement.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications set forth in this opinion, we are of the opinion that, the shares of Common Stock to be issued by the Company pursuant to and in the manner contemplated by the terms of the Merger Agreement will, upon issuance, be duly authorized and, when issued upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

We are opining herein solely as to the Delaware General Corporation Law as in effect on the date hereof, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Acts, in connection with the Registration Statement, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issue of the shares of Common Stock. This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Husch Blackwell LLP under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Commission relating thereto.

Very truly yours,

Husch Blackwell LLP

/s/ Husch Blackwell LLP